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                                                                    EXHIBIT 99.3

            FORM OF LETTER TO BROKERS, DEALERS AND COMMERCIAL BANKS

                            PLASTIPAK HOLDINGS, INC.
                       OFFER TO EXCHANGE ALL OUTSTANDING
                          10.75% SENIOR NOTES DUE 2011
                  FOR REGISTERED 10.75% SENIOR NOTES DUE 2011

      THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
             , 2002, (THE "EXPIRATION DATE"), UNLESS THE OFFER IS EXTENDED. HOLDERS OF OUTSTANDING NOTES MUST TENDER THEIR OUTSTANDING NOTES ON OR PRIOR TO THE EXPIRATION DATE IN ORDER TO RECEIVE THE EXCHANGE NOTES. TENDERS OF OUTSTANDING NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

                                                                          , 2002

To Brokers, Dealers, Commercial Banks, Trust Companies and other Nominees:

     Enclosed for your consideration is a Prospectus (the "Prospectus") and a Letter of Transmittal (the "Letter of Transmittal") which together describe the offer (the "Exchange Offer") by Plastipak Holdings, Inc., a Michigan corporation (the "Company"), to exchange its registered 10.75% Senior Notes due 2011 (the "Exchange Notes") for any and all of its outstanding 10.75% Senior Notes due 2011 (the "Outstanding Notes").

     Capitalized terms used herein and not defined herein shall have the meanings assigned to them in the Prospectus.

     For your information and for forwarding to your clients, we are enclosing the following documents:

          1. The Prospectus;

          2. Letter of Transmittal for your use and for the information of your clients;

          3. Notice of Guaranteed Delivery to be used to accept the Exchange Offer if the Letter of Transmittal, Outstanding Notes and all other required documents cannot be delivered to the Exchange Agent by the Expiration Date;

          4. A letter which may be sent to your clients for whose accounts you hold Outstanding Notes registered in your name or in the name of your nominee, with an instruction form provided for obtaining such clients' instructions with respect to the Exchange Offer; and

          5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 providing information relating to backup federal income tax withholding.

     WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
                 , 2002, UNLESS EXTENDED.

     The Company will not pay any fees or commissions to any broker, dealer, commercial bank, trust company or any other person in connection with the solicitation of tenders of Outstanding Notes pursuant to the Exchange Offer. The Company, upon request, will reimburse brokers, dealers, commercial banks, and trust companies for reasonable and customary mailing and handling expenses incurred by them in forwarding any of the enclosed materials to their clients. The Company will pay all transfer taxes to exchange and transfer the Outstanding Notes
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pursuant to the Exchange Offer, except as otherwise provided in Instruction 7 of the Letter of Transmittal.

     Any inquiries you may have with respect to the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to Wells Fargo Bank of Minnesota, National Association, the Exchange Agent, at its address and telephone number set forth on the front of the Letter of Transmittal.

                                          Very truly yours,

                                          PLASTIPAK HOLDINGS, INC.

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY, THE EXCHANGE AGENT, THE TRUSTEE, OR OF ANY AFFILIATE OF ANY OF THEM, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR TO MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM WITH RESPECT TO THE EXCHANGE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.

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